                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                Bitstream, Inc.
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

                                 BITSTREAM INC.
                                215 FIRST STREET
                         CAMBRIDGE, MASSACHUSETTS 02142

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            JUNE 9, 1998, 10:00 A.M.

     NOTICE IS HEREBY GIVEN to the stockholders of BITSTREAM INC., a Delaware corporation (the "Company"), that the Annual Meeting of Stockholders (the "Meeting") will be held at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts 02142 at 10:00 a.m., Eastern Daylight Time, on June 9, 1998 for the following purposes:

          1. To elect a board of four (4) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

          2. To approve and ratify an amendment to the Company's 1997 Stock Plan to increase the number of shares of Class A Common Stock reserved under such Plan by 500,000 shares;

          3. To ratify the action of the Board of Directors in appointing Arthur Andersen LLP as auditors for the Company for the fiscal year ending December 31, 1998; and

          4. To transact such other and further business as may properly come before the Meeting or any postponement or adjournment thereof.

     Only stockholders of record at the close of business on April 17, 1998 are entitled to notice of and to vote at the Meeting or any adjournment thereof. The stock transfer books of the Company will not be closed.

     A copy of the Company's Annual Report for the fiscal year ended December 31, 1997 accompanies this notice.



                                          By Order of the Board of Directors,

                                          /s/ CHARLES YING
                                          ----------------------------
                                          CHARLES YING
                                          Chairman of the Board

May 6, 1998

                               RETURN OF PROXIES

     A proxy and self-addressed envelope are enclosed for your use. Whether or not you plan to attend the meeting, the Board of Directors of the Company requests that you execute and return your proxy in the enclosed envelope in order that your shares will be represented at the meeting.

                                 BITSTREAM INC.
                                215 FIRST STREET
                         CAMBRIDGE, MASSACHUSETTS 02142

                                PROXY STATEMENT

     The enclosed proxy ("Proxy") is solicited by the Board of Directors (the "Board") of Bitstream Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Meeting") to be held at the Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts 02142 on June 9, 1998, at 10:00 a.m., Eastern Daylight Time. Any stockholder giving a Proxy has the power to revoke it at any time before it is voted by executing another Proxy bearing a later date or by giving written notice of revocation to the Company addressed to the Secretary prior to the Meeting or by oral or written notice at the Meeting.

     The mailing address of the Company's principal executive office is 215 First Street, Cambridge, Massachusetts 02142, Telephone No. (617) 497-6222. The approximate date on which this Proxy Statement and form of Proxy are first being sent or given to stockholders is May 6, 1998.

                            SOLICITATION OF PROXIES

     The persons named as proxies are Charles Ying, Chairman of the Board and Chief Executive Officer of the Company, Wendy Darland, Vice President, Finance and Administration, Treasurer and Chief Financial Officer of the Company, and Anna M. Chagnon, Vice President and General Counsel and Secretary of the Company. The stock represented at the Meeting by the enclosed Proxy will be voted in the manner specified by the stockholder executing the same. In the absence of specification, the shares of stock will be voted FOR (i) the election of each of the four persons nominated by the Board to serve as directors, (ii) the approval and ratification of the adoption of the amendment to the 1997 Stock Plan (the "1997 Plan") to increase the number of shares of Class A Common Stock reserved under such Plan by 500,000 shares, and (iii) the ratification of the action of the Board of Directors in appointing Arthur Andersen LLP as auditors for the Company for the fiscal year ending December 31, 1998, and in the discretion of the proxies on other business which may properly come before the Meeting. The cost of preparing, assembling and mailing the Proxy, this Proxy Statement and the other material enclosed will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and employees of the Company may solicit proxies by telephone, telegram or other means of communication. The Company will request brokerage houses, banking institutions, and other custodians, nominees and fiduciaries, with respect to shares held of record in their names or in the names of their nominees, to forward the proxy material to the beneficial owners of such shares of stock and will reimburse them for their reasonable expenses in forwarding the proxy material.

                      SHARES OUTSTANDING AND VOTING RIGHTS

     Only holders of shares of Class A Common Stock, $0.01 par value ("Class A Shares" or "Class A Common Stock"), of record as at the close of business on April 17, 1998 (the "Record Date") are entitled to vote at the Meeting, or any adjournment thereof. On the Record Date, there were issued and outstanding 6,617,342 Class A Shares. Each Class A Share is entitled to one vote on all matters to be voted upon. The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Class A Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. Directors are elected by a majority of the votes present in person or by proxy at the Meeting and voting on such proposal. The affirmative vote of a majority of the votes present in person or by proxy at the Meeting is required for the approval of the amendment to the 1997 Plan and the ratification of the appointment of the auditors.

     Stockholders of the Company vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board before the Meeting to serve as the inspector of election at the Meeting and who has executed and verified an oath of office. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting.

     The stock transfer books of the Company will not be closed. Stockholders who do not expect to attend the Meeting, but wish to have their shares of stock voted at the Meeting, are urged to complete, sign, date and return the enclosed Proxy as promptly as possible.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Four directors of the Company are to be elected to serve until the next annual meeting of stockholders of the Company or until the election and qualification of their respective successors. Each of the nominees named below currently serves as a director of the Company. The persons named in the accompanying Proxy intend to vote (unless authority to vote for directors is withheld in such Proxy) all duly executed Proxies unrevoked at the time of the exercise thereof for the election to the Board of all of the nominees named below, each of whom consented to be named herein and to serve as a director if elected at the Meeting. In the event that any nominee should become unavailable prior to the Meeting, the Proxy will be voted for a substitute nominee designated by the Board if a substitute nominee is designated. Listed below is certain information with respect to each current nominee for election as a director. For information concerning the number of shares of Class A Common Stock beneficially owned by each nominee, see "Principal Stockholders."

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES LISTED BELOW.

                             NOMINEES FOR DIRECTORS

     The Company's directors and their ages as of April 17, 1998 are as follows:

NAME                             AGE    POSITION WITH THE COMPANY
----                             ---    -------------------------

Charles Ying(1)(2).............  51     Chairman of the Board, Chief Executive
                                        Officer and Director
George B. Beitzel(2)...........  69     Director
Amos Kaminski(1)(2)............  68     Director
David G. Lubrano(1)(2).........  67     Director


---------------
(1) Member of Executive Committee.

(2) Member of the Compensation Committee and Audit Committee.

     Charles Ying has been Chief Executive Officer of the Company since May 1997 and Chairman of the Board of Directors since April 1997. From January 1992 to January 1996, Mr. Ying served as Chief Executive Officer of Information International Inc., a corporation engaged in the business of designing, manufacturing and marketing computer-based systems that automate document production and publishing. Mr. Ying also serves as a member of the Board of Directors of NodeWarrior Networks Inc., an Internet Service Provider located in Los Angeles, California. Mr. Ying holds a B.S. and M.S. in Electrical Engineering from Massachusetts Institute of Technology.

     George B. Beitzel has been a director of the Company since April 1989. Mr. Beitzel retired in 1987 from International Business Machines Corporation where he had been a Senior Vice President and a director.

Mr. Beitzel currently serves on the board of directors of: Bankers Trust New York Corporation, Caliber System, Inc., Computer Task Group, Inc., Datalogix International, Inc., FlightSafety International, Inc., Phillips Petroleum Company, Rohm & Haas Co., TIG Holdings, Inc. and Xillix Technologies Corporation.

     Amos Kaminski has been a director of the Company since 1985 and was Chairman of the Board from 1991 through 1996. Mr. Kaminski founded Interfid Ltd., a private investment advisory firm, in 1984 and has served as its President and on its Board of Directors since its formation. Mr. Kaminski is also the founder, President and Chairman of the Board of Directors of AFA Asset Services, Inc., a private real estate asset management company.

     David G. Lubrano has been a director of the Company since 1987. Mr. Lubrano retired in 1985 from Apollo Computer Inc., a corporation engaged in manufacturing workstations, which he co-founded and where he had been a Senior Vice President of Finance and Administration, Chief Financial Officer and a director.

     The Company's By-laws provide that the Board will be elected at the annual meeting of the stockholders, or at a special meeting of the stockholders in lieu thereof, and that all directors shall hold office until the next annual meeting of stockholders, or next special meeting of the stockholders in lieu thereof, or until their successors are chosen and qualified.

BOARD COMMITTEES

     The Board has an Audit Committee, a Compensation Committee and an Executive Committee. The Audit Committee reviews the Company's accounting practices, internal accounting controls and financial results and oversees the engagement of the Company's independent auditors. The Compensation Committee establishes salaries, incentives and other forms of compensation for directors, officers and other employees of the Company. The Compensation Committee also administers the Company's benefit plans and administers the issuance of stock options and other awards under the 1997 Plan to all Company employees and directors, including the members of such committee. The Executive Committee oversees the management of the business and affairs of the Company, including mergers and acquisitions, corporate governance and nominations, and evaluation of strategic business opportunities. In the fiscal year ended December 31, 1997, Messrs. Beitzel, Lubrano and Kaminski served as members of both the Audit Committee and the Compensation Committee, and Messrs. Ying, Kaminski and Lubrano served on the Executive Committee. Mr. Lubrano serves as the Chairman of the Audit Committee, Mr. Beitzel serves as the Chairman of the Compensation Committee and Mr. Kaminski serves as Chairman of the Executive Committee.

     During the fiscal year ended December 31, 1997, the full Board met six times and acted by unanimous written consent five times. The Audit Committee, the Compensation Committee and the Executive Committee did not meet during the fiscal year ended December 31, 1997. All incumbent directors attended at least 75% of the aggregate number of the meetings of the Board.

DIRECTOR COMPENSATION

     For the fiscal year ended December 31, 1997, each director who was not an employee of the Company received $14,000 in cash compensation for service as a director.

     On March 10, 1997, the Board, pursuant to the 1997 Plan, awarded warrants to purchase 20,000 Class A Shares to each of Messrs. Beitzel, Kaminski and Lubrano and incentive stock options ("ISOs") and non-qualified options ("NQSOs") to purchase 40,485 Class A Shares and 4,515 Class A Shares, respectively, to Mr.
C. Raymond Boelig, former President, Chief Executive Officer and Chairman of the Board of Directors of the Company. Each of such warrants and options have an exercise price equal to the fair market value of the Class A Common Stock on the date granted and one-half of such warrants and options will vest on the first anniversary of the date of the grant and the remainder will vest on the second anniversary of the date of the grant.

     On August 5, 1997, the Board, pursuant to the 1997 Plan, awarded ISOs to purchase 150,000 shares of Class A Shares to Mr. Charles Ying in connection with Mr. Ying's election as Chief Executive Officer of the Company on May 19, 1997. Such options have an exercise price equal to the fair market value of the Class A Common Stock on the date granted and one-third of such options will vest on the first anniversary of the date of the grant, one-third of such options will vest on the second anniversary of the date of the grant and the remainder will vest on the third anniversary of the date of the grant.

     On January 23, 1998, the Board, pursuant to the 1997 Plan, awarded non-qualified options to purchase 50,000 Class A Shares to each of Messrs. Beitzel, Kaminski and Lubrano. Each of such options have an exercise price equal to the fair market value of the Class A Common Stock on the date granted and one-third of such options will vest on each of the first, second and third anniversaries of the date of the grant.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Company at the direction of the Board has prepared the following report for inclusion in this Proxy Statement. The Committee is comprised of Messrs. Beitzel, Kaminski and Lubrano, three non-employee directors who are "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee has the responsibility for all compensation matters concerning the Company's executive officers.

     The Company's executive compensation program is intended to attract and retain highly-qualified senior managers by providing compensation opportunities that reflect the Company's business results and the individual executive's performance. The Committee believes that these compensation opportunities will motivate management's efforts by ensuring that the rewards received by Company executives are consistent with the achievement of the Company's business objectives and with the value added by management to the stockholders' interests in the Company. The program provides for base salaries that reflect such factors as level of responsibility, internal fairness and external competitiveness, and annual incentive bonus awards that are payable in cash for the achievement of target levels of sales and earnings, strategic acquisitions and other initiatives, introduction of innovative products and services, and the achievement of and progress toward other significant annual financial and operational objectives as determined by the Committee. In general, the cash compensation of the Company's executive officers approximates the average of compensation paid to executives of appropriate comparator companies who occupy positions of similar responsibilities. The program also provides long-term incentive opportunities in the form of stock options that strengthen the mutuality of economic interest between management and the Company's stockholders and encourage management continuity.

     The following is a discussion of each element of the Company's executive compensation program, including a description of the decisions and actions taken by the Committee with respect to the 1997 fiscal year compensation for the Chief Executive Officer (the "CEO") and all executive officers as a group.

MANAGEMENT COMPENSATION PROGRAM

     Compensation of the Company's executive officers in the fiscal year ended December 31, 1997 (as reflected in the tables that follow with respect to the Named Executive Officers) consisted of the following elements: base salary, annual incentive bonus and the opportunity for stock option grants under the 1996 and 1997 Stock Plans. Total annual cash compensation for each executive officer varies each year based on the Company's achievement of its annual objectives and the individual's performance. Stock options to purchase

805,164 shares were granted to executive officers under the 1996 and 1997 Stock Plans during the 1997 fiscal year. In addition, stock options that were previously granted to certain executive officers and employees under the 1994 Stock Plan continue to be outstanding and unexercised. The potential value of previously granted long-term stock options varies based upon the fair market value of the Company's stock.

     With respect to determining the base salary of executive officers, the Committee takes into consideration a variety of factors, including the executive's level of responsibility and individual performance, the salaries of similar positions in comparable companies and the financial and operational performance of the Company in relation to its objectives and its competitive standing. The Company reviews the results of various industry salary surveys to ensure its understanding of competitive compensation levels and practices in the marketplace. From time to time, the Committee utilizes the services of a recognized, independent external consulting firm to determine marketplace compensation values and practices, and to assess the reasonableness of the overall compensation program.

     The Company's annual incentive bonus to its executive officers (including the Named Executive Officers) is based on the achievement of objective, financial and operational performance targets and the discretion of the Committee. These targets may include sales volume, net operating income, accomplishment of certain strategic business initiatives, and other performance objectives as may be determined annually. In determining individual incentive bonus awards, the accountability of executive officers and their individual contributions towards the attainment of these objectives are considered. In determining specific awards for the most recent performance year, the Committee placed considerable emphasis on the Company's sales growth, progress toward achievement of earnings objectives, strategic acquisition activity and new product development. The calculation of the Company's financial and operational performance with respect to the determination of these incentive bonus awards is made as soon as is practicable after the completion of the Company's fiscal year.

     In addition to cash compensation, the Committee and the Board believe that providing executive officers with stock ownership opportunities aligns the interests of the executives with other stockholders and encourages the executives' long-term retention in the Company. The long-term incentive element of the Company's management compensation program is therefore in the form of stock option grants. During the 1997 fiscal year, the Company adopted and stockholders approved the 1997 Stock Plan which provides the facility for the granting of both ISOs (under Section 422 of the Internal Revenue Code) and NQSOs.

     On January 27, 1997, the Board awarded ISOs to purchase 33,334 Class A Shares to Mr. Seguin pursuant to the 1996 Stock Plan at a price of $4.63 per share. The exercise price of such ISOs equals the closing price of the Class A Shares on the date of the grant.

     On March 10, 1997, the Board granted options to purchase Class A Common Stock under the Plan to each of Messrs. Boelig (40,485 ISOs and 4,515 NQSOs), Collins (30,000 ISOs) and Seguin (30,000 ISOs), each of whom is a Named Executive Officer. Such options have an exercise price equal to the fair market value of the Class A Common Stock on the date they were granted, are exercisable for ten years, and vest one-half on the first anniversary of the date of grant and one half on the second anniversary.

     In April 1997, the Company acquired Archetype, Inc. ("Archetype"), a Delaware corporation primarily engaged in the business of developing and marketing server-based information management computer software for the graphic arts industry. Archetype's products include: MediaBank(TM), a digital asset management product that allows for the cataloging, archiving, and management of electronic images, text and documents; InterSep(TM) OPI and InterSep Output Manager, advanced open prepress interface and print management products for raster image processors and servers; and NuDoc(TM), an advanced document composition technology. In connection with such acquisition, the Board granted NQSOs to purchase 100,000 Class A Shares pursuant to the 1997 Stock Plan to each of Ms. Robertson and Mr. Trevithick at a price of

$3.94 per share. The exercise price of such ISOs equals the closing price of the Class A Shares on the date of the grant. In addition, the Board granted NQSOs to purchase 155,000 and 65,000, respectively, to each of Ms. Robertson and Mr. Trevithick at a price of $0.90 per share in exchange for an equal number of options granted to such individuals by Archetype.

     On August 5, 1997, the Board granted ISOs to purchase 150,000 Class A Shares pursuant to the 1997 Stock Plan to Mr. Ying at a price of $2.00 per share. The exercise price of such ISOs equals the closing price of the Class A Shares on the date of the grant.

     The 1994 Stock Plan, 1996 Stock Plan and 1997 Stock Plan are intended to create opportunities for executive officers and other key employees of the Company to acquire a proprietary interest in the Company and thereby enhance their efforts in the service of the Company and its stockholders. In addition, the vesting provisions of such awards (which limit the exercisability of such options for certain periods of time) encourage the continued service and stability of the management team.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Charles Ying, Chairman of the Board and Chief Executive Officer of the Company, is eligible to participate in the same executive compensation programs in which other executive-level employees of the Company participate. His total annual compensation for the 1997 fiscal year was determined by the Committee in consideration of the same performance criteria used to establish pay levels for all other executive-level employees. In particular, Mr. Ying's salary for the year ended December 31, 1997 was at the rate of $150,000 per annum in recognition of the Board's overall satisfaction with his performance and contributions. The Committee has determined that his salary is below the median salary of Chief Executive Officers in a selected group of comparable companies.

                                          Compensation Committee
                                          George B. Beitzel
                                          Amos Kaminski
                                          David G. Lubrano

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain summary information concerning compensation by the Company to each of its Chief Executive Officers (the "CEOs") during the fiscal year ended December 31, 1997 and the four most highly compensated executive officers other than the CEOs who were serving as executive officers on December 31, 1997 (together with the CEOs, the "Named Executive Officers") whose aggregate salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1997.

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                                   ANNUAL COMPENSATION              --------------
                                        -----------------------------------------     SECURITIES          ALL
                                                                       OTHER          UNDERLYING         OTHER
NAME AND                                                              ANNUAL           OPTIONS/         COMPEN-
PRINCIPAL POSITION          YEAR(1)     SALARY($)   BONUS($)(2)   COMPENSATION($)   WARRANTS(#)(3)   SATION($)(4)
------------------          -------     ---------   -----------   ---------------   --------------   -------------
Charles Ying..............   1997         86,538           --             --           150,000(5)           --
  Chief Executive            1996             --           --             --                --              --
  Officer                    1995             --           --             --                --              --

C. Raymond Boelig.........   1997(6)     180,000       60,000         18,549            45,000(7)        4,750
  Former President and       1996(8)     196,923       50,000             --                --           1,500
  Chief Executive Officer    1995        172,692       50,000             --           199,773(9)        1,500

John Collins..............   1997        130,738        1,200             --            30,000(10)       3,922
  Vice President,            1996        124,233       30,000             --                --           1,492
  Engineering                1995(11)    114,584       25,000             --           149,830(12)       2,451(13)

Susan Robertson...........   1997(14)    126,474      235,000             --           255,000(15)       1,442
  Vice President and         1996             --           --             --                --              --
  General Manager,           1995             --           --             --                --              --
  Archetype Applications
  division

John L. Seguin............   1997        164,473           --             --            63,334(16)       4,653
  Vice President and         1996        124,231       66,410             --                --           1,500
  General Manager, Type      1995(17)    105,000       30,428             --            66,667(18)       1,072
  and Technology division

Paul Trevithick...........   1997(19)    117,724      300,000             --           165,000(20)          --
  Vice President,            1996             --           --             --                --              --
  Marketing                  1995             --           --             --                --              --

---------------
 (1) Effective December 31, 1995, the Company changed its fiscal year end of September 30 to a calendar year end. The fiscal year ended December 31, 1996 commenced January 1, 1996. Because of the change in fiscal year, the Company is presenting certain summary information concerning compensation paid by the Company to the Named Executive Officers for the three months ended December 31, 1995 in the footnotes below.

 (2) For each of Messrs. Boelig and Collins, the bonus reflected in the 1995 fiscal year column above were for services rendered in the twelve months ended September 30, 1994 and the bonus reflected during the three months ended December 31, 1995 in the footnotes below were for services rendered during the twelve months ended September 30, 1995.

 (3) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during the fiscal years ended September 30, 1995, December 31, 1996 and December 31, 1997.

 (4) Represents matching contributions by the Company for the account of the Named Executive Officer under the Company's 401(k) Plan.

 (5) Represents options to purchase 150,000 shares of Class A Common Stock with an exercise price of $2.00 per share, which was the fair market value of the shares on the date of grant (August 5, 1997). These options expire on August 5, 2007 and vest in three equal annual installments on the first, second and third anniversaries of the date of grant.

 (6) Includes an amount equal to Mr. Boelig's base compensation for 1997 ($180,000) paid to Mr. Boelig on a pro rata basis from May 19, 1997 to December 31, 1997 in consideration for the execution by Mr. Boelig of a Separation Agreement and General Release with the Company on May 19, 1997.

 (7) Represents options to purchase 45,000 shares of Class A Common Stock with an exercise price of $4.94 per share, which was the fair market value of the shares on the date of grant (May 19, 1997). These options expire on August 17, 1999 and vest in two equal annual installments on the first and second anniversaries of the date of grant.

 (8) Mr. Boelig's salary for the 1996 fiscal year included his base salary of $180,000 plus an additional amount to compensate him for voluntarily accepting a reduction is his base salary during the month of September 1995 and the three months ended December 31, 1995. In the three months ended December 31, 1995, Mr. Boelig received $30,777 in salary and a bonus of $50,000.

 (9) Represents options to purchase 110,000 shares of Class A Common Stock and a warrant to purchase 89,773 shares of Class A Common Stock with an exercise price of $0.90 per share, which was the fair market value of the shares at the time of grant as determined by the Board. The options and warrants were granted on November 30, 1994 pursuant to the Company's 1994 Stock Plan. The options represented expire November 30, 2004 and are fully vested. The warrants represented expire on November 30, 2001 and are fully vested.

(10) Represents options to purchase 30,000 shares of Class A Common Stock with an exercise price of $4.94 per share, which was the fair market value of the shares on the date of grant (March 10, 1997). These options expire on March 10, 2007 and vest in two equal annual installments on the first and second anniversaries of the date of grant.

(11) In the three months ended December 31, 1995, Mr. Collins received $25,000 in salary, a bonus of $25,000 and $1,450 of other compensation, $1,200 of which was deferred compensation.

(12) Represents options to purchase 110,000 shares of Class A Common Stock and a warrant to purchase 39,830 shares of Class A Common Stock with an exercise price of $0.90 per share, which was the fair market value of the shares at the time of grant as determined by the Board. The options and warrants were granted on November 30, 1994 pursuant to the Company's 1994 Stock Plan. The options represented expire November 30, 2004 and are fully vested. The warrants represented expire on November 30, 2001 and are fully vested.

(13) Includes $1,200 of deferred compensation.

(14) In fiscal 1997, all bonus compensation was paid to Ms. Robertson in connection with her employment agreement with the Company. See "Executive Agreements."

(15) Includes options to purchase 100,000 shares of Class A Common Stock with an exercise price of $3.94 per share, which was the fair market value of the shares on the date of grant (April 28, 1997). These options expire on April 28, 2004 and vest in three equal annual installments on the first, second and third anniversaries of the date of grant. Also includes options to purchase 155,000 shares of Class A Common Stock at a price of $0.90 per share which were issued on April 28, 1997 in exchange for an equal number of options originally issued to Ms. Robertson by Archetype. These options are fully vested.

(16) Includes options to purchase 33,334 shares of Class A Common Stock with an exercise price of $4.94 per share, which was the fair market value of the shares on the date of grant (January 27, 1997). These options expire on January 27, 2007 and vest in three equal annual installments on the first, second and third anniversaries of the date of grant. Also includes options to purchase 30,000 shares of Class A Common Stock with an exercise price of $4.94 per share, which was the fair market value of the shares on the date of grant (March 10, 1997). These options expire on March 10, 2007 and vest in two equal annual installments on the first and second anniversaries of the date of grant.

(17) In the three months ended December 31, 1995, Mr. Seguin received $24,231 in salary, a bonus of $11,772 and $360 of other compensation.

(18) Represents options to purchase Class A Common Stock with an exercise price of $0.90 per share, which was the fair market value of the shares at the time of grant as determined by the Board. The options were granted on November 30, 1994 pursuant to the Company's 1994 Stock Plan. These options expire on November 30, 2004 and are fully vested.

(19) In fiscal 1997, all bonus compensation was paid to Mr. Trevithick in connection with his employment agreement with the Company. See "Executive Agreements."

(20) Includes options to purchase 100,000 shares of Class A Common Stock with an exercise price of $3.94 per share, which was the fair market value of the shares on the date of grant (April 28, 1997). These options expire on April 28, 2004 and vest in three equal annual installments on the first, second and third anniversaries of the date of grant. Also includes options to purchase 65,000 shares of Class A Common Stock at a price of $0.90 per share which were issued on April 28, 1997 in exchange for an equal number of options originally issued to Mr. Trevithick by Archetype. These options are fully vested.

     All of the Company's Named Executive Officers, except Susan Robertson and Paul Trevithick, are employed on an at will basis and, except for the compensation arrangements discussed below with Ms. Robertson and Mr. Trevithick, none of the Named Executive Officers is party to any employment agreements with the Company. Each of the executive officers may also receive discretionary bonuses as may be determined by the Compensation Committee.

OPTION AND WARRANT GRANTS

     The following table shows all options granted to each of the Named Executive Officers of the Company during the fiscal year ended December 31, 1997 and the potential value of stock price appreciation rates, 5% and 10%, over the two, seven or ten year term of the options. The 5% and 10% rates of appreciation are not intended to forecast future actual appreciation, if any, in the Company's stock prices. The Company did not use an alternative present value formula because the Company is not aware of any such formula that can determine with reasonable accuracy the present value based on future unknown or volatile factors.

                                                                      POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                           ANNUAL RATES OF STOCK PRICE
                                      INDIVIDUAL GRANTS                  APPRECIATION FOR OPTION TERM(5)
                          -----------------------------------------   -------------------------------------
                           NUMBER OF      % OF TOTAL
                           SECURITIES    OPTION/SARS
                           UNDERLYING     GRANTED TO    EXERCISE OR
                          OPTION/SARS    EMPLOYEES IN   BASE PRICE
NAME                       GRANTED(#)    FISCAL YEAR     ($/SH)(4)    EXP. DATE      5%($)(17)   10%($)(17)
----                      ------------   ------------   -----------   ----------     ---------   ----------
Charles Ying............    150,000          11.4%         $2.00      08/05/2007(1)   30,127      225,672

C. Raymond Boelig.......      4,515           *            $4.94      03/10/2007(2)    2,240       16,778
                             40,485           3.1%         $4.94      03/10/2007(3)   20,084      150,448
                             45,000           3.4%         $4.94      08/17/1999(4)    4,296       26,390

John Collins............     30,000           2.3%         $4.94      03/10/2007(5)   14,883      111,482

                                                                      POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                           ANNUAL RATES OF STOCK PRICE
                                      INDIVIDUAL GRANTS                  APPRECIATION FOR OPTION TERM(5)
                          -----------------------------------------   -------------------------------------
                           NUMBER OF      % OF TOTAL
                           SECURITIES    OPTION/SARS
                           UNDERLYING     GRANTED TO    EXERCISE OR
                          OPTION/SARS    EMPLOYEES IN   BASE PRICE
NAME                       GRANTED(#)    FISCAL YEAR     ($/SH)(4)    EXP. DATE      5%($)(17)   10%($)(17)
----                      ------------   ------------   -----------   ----------     ---------   ----------
Susan Robertson.........      5,000           *            $0.90      01/31/2000(6)      452        3,385
                              2,500           *            $0.90      01/31/2000(7)      251        1,881
                              7,500           *            $0.90      01/31/2000(8)      678        5,078
                             36,000           2.7%         $0.90      11/08/2001(9)    2,245       15,580
                             95,000           7.2%         $0.90      10/20/2004(10)   5,924       41,114
                              9,000           *            $0.90      01/15/2004(11)     561        3,895
                            100,000           7.6%         $3.94      04/28/2004(12)  27,297      189,461

John L. Seguin..........     33,334           2.5%         $4.63      01/27/2007(13)  15,498      116,098
                             30,000           2.3%         $4.94      03/10/2007(14)  14,883      111,482

Paul Trevithick.........     65,000           5.0%         $0.90      10/20/2004(15)   4,053       28,131
                            100,000           7.6%         $3.94      04/28/2004(16)  27,297      189,461

---------------
 (1) These options are first exercisable on August 5, 1998 at which time the options will be 33% vested with options vesting in additional 33% increments in two annual installments commencing on August 5, 1999.

 (2) These options were first exercisable on March 10, 1998 at which time the options were 50% vested with the remainder vesting on March 10, 1999. These options were cancelled effective May 19, 1997 in connection with Mr. Boelig's resignation as an officer and director of the Company.

 (3) These options were first exercisable on March 10, 1998 at which time the options were 50% vested with the remainder vesting on March 10, 1999. These options were cancelled effective May 19, 1997 in connection with Mr. Boelig's resignation as an officer and director of the Company.

 (4) These options are first exercisable on May 19, 1998 at which time the options will be 50% vested with the remainder vesting on May 19, 1999.

 (5) These options were first exercisable on March 10, 1998 at which time the options were 50% vested with the remainder vesting on March 10, 1999.

 (6) These options were first exercisable on October 28, 1997 at which time the options were 100% vested.

 (7) These options were first exercisable on October 28, 1997 at which time the options were 100% vested.

 (8) These options were first exercisable on October 28, 1997 at which time the options were 100% vested.

 (9) These options were first exercisable on October 28, 1997 at which time the options were 100% vested.

(10) These options were first exercisable on October 28, 1997 at which time the options were 100% vested.

(11) These options were first exercisable on October 28, 1997 at which time the options were 100% vested.

(12) These options are first exercisable on April 28, 1998 at which time the options were 33% vested with options vesting in additional 33% increments in two annual installments commencing on April 28, 1999.

(13) These options were first exercisable on January 27, 1998 at which time the options were 33% vested with options vesting in additional 33% increments in two annual installments commencing on January 27, 1999.

(14) These options were first exercisable on March 10, 1998 at which time the options were 50% vested with the remainder vesting on March 10, 1999.

(15) These options were first exercisable on October 28, 1997 at which time the options were 100% vested.

(16) These options are first exercisable on April 28, 1998 at which time the options were 33% vested with options vesting in additional 33% increments in two annual installments commencing on April 28, 1999.

(17) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of share price appreciation set by the Securities and Exchange Commission of five percent and ten percent compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, are dependent on the performance of the Common Stock and the date on which the option is exercised. There can be no assurance that the amounts reflected will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information with respect to the exercise of options by the executive officers named in the Summary Compensation Table during the last fiscal year and unexercised options held as of the end of the fiscal year.

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                             SHARES                           OPTIONS AT FY-END(#)              AT FY-END(2)
                            ACQUIRED          VALUE        ---------------------------   ---------------------------
NAME                     ON EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                     --------------   --------------   -----------   -------------   -----------   -------------
Charles Ying...........          --               --              --        150,000             --           --
C. Raymond Boelig......      12,300           28,905          97,700         45,000       $ 95,258           --
John Collins...........          --               --         110,000         30,000       $107,250           --
Susan Robertson........          --               --         155,000        100,000       $151,125           --
John L. Seguin.........      10,000           38,500          90,001         30,000       $ 55,250           --
Paul Trevithick........          --               --          65,000        100,000       $ 63,375           --

---------------
(1) Value realized equals fair market value on the date of exercise, less the exercise price, times the number of shares acquired, without deducting taxes or commissions paid by employee.

(2) Value of unexercised options equals fair market value of the shares underlying in-the-money options at December 31, 1997 ($1.875 per share), less the exercise price, times the number of options outstanding.

                              EXECUTIVE AGREEMENTS

     In April 1997, the Company acquired Archetype, Inc. ("Archetype"), a Delaware corporation primarily engaged in the business of developing and marketing server-based information management computer software for the graphic arts industry. In connection with such acquisition, the Company entered into an employment agreement with each of Susan Robertson, Archetype's Executive Vice President and Chief Operating Officer, and Paul Trevithick, Archetype's President and Chief Executive Officer. Each of these employment agreements is described in greater detail below.

EMPLOYMENT AGREEMENT WITH MS. ROBERTSON

     In April 1997, the Company entered into an employment agreement with Ms. Robertson, Vice President and General Manager of the Archetype Applications division. Pursuant to the employment agreement, Ms. Robertson serves as Vice President of the Company for a period of two years commencing on April 28, 1997. In consideration of such employment, Bitstream agreed to pay Ms. Robertson an annual base salary of $125,000, a $100,000 signing bonus on April 28, 1997, a deferred bonus of $100,000 on July 17, 1997 and an annual performance bonus of $50,000 per year for each of the 1997 and 1998 fiscal years so long as Ms. Robertson has met certain performance criteria.

EMPLOYMENT AGREEMENT WITH MR. TREVITHICK

     In April 1997, the Company entered into an employment agreement with Paul Trevithick, Vice President, Marketing. Pursuant to the employment agreement, Mr. Trevithick serves as Vice President of the Company for a period of two years commencing on April 28, 1997. In consideration of such employment, Bitstream agreed to pay Mr. Trevithick an annual base salary of $125,000, a $200,000 signing bonus on April 28, 1997, a deferred bonus of $100,000 on July 17, 1997 and an annual performance bonus of $50,000 per year for each of the 1997 and 1998 fiscal years so long as Mr. Trevithick has met certain performance criteria

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1997, Messrs. Beitzel, Kaminski and Lubrano fulfilled all functions of the Compensation Committee with regard to determining compensation of executive officers of the Company. For a description of the relationship between Mr. Amos Kaminski, a member of the Board, Interfid and certain significant principal stockholders of the Company, see "Certain Transactions -- Interfid." Messrs. Beitzel, Kaminski and Lubrano, and a trust in which Mr. Beitzel and his family members are the beneficiaries and in which Mr. Beitzel's wife and children share voting power (the "Beitzel Family Trust"), were among certain directors and principal stockholders who made loans to the Company. See "Certain Transactions -- Bridge Loans."

                            STOCK PERFORMANCE GRAPH

     The line graph below compares the percentage change in cumulative total stockholder return on the Class A Common Stock assuming an investment of $100 on October 30, 1996, the date on which the Class A Common Stock was first publicly traded, with the total cumulative return of the Total Return Index for the Nasdaq Stock Market (US) and the Nasdaq Computer & Data Processing Services Stock index for the period from October 31, 1996 to December 31, 1997. The Class A Common Stock was sold in its initial public offering at a price of $6.00, and the closing sales price of the Class A Common Stock on the Nasdaq National Market on December 31, 1997 was $1.875.

                COMPARISON OF 14 MONTH CUMULATIVE TOTAL RETURN*
          AMONG BITSTREAM, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

                                         NASDAQ       NASDAQ
                                         STOCK        COMPUTER
 MEASUREMENT PERIOD        BITSTREAM     MARKET       & DATA
(FISCAL YEAR COVERED)        INC.         (U.S.)      PROCESSING

     10/96                   100           100           100
     12/96                   108           106           106
     12/97                    31           130           130

---------------
* $100 invested on 10/31/96 in stock or index -- including reinvestment of dividends, fiscal year ending December 31.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

BRIDGE LOANS

     On February 22, 1996, the Company entered into a Loan Agreement (the "Bridge Loan Agreement") with certain parties (each a "Bridge Lender"), pursuant to which the Company borrowed an aggregate amount of $600,000 (the "Bridge Loan") from the Bridge Lenders. The Bridge Lenders were Messrs. Kaminski ($24,000 Bridge Loan), Lubrano ($18,000 Bridge Loan), Morton E. Goulder ($16,000 Bridge Loan), Beitzel ($11,500 Bridge Loan), The Beitzel Family Trust ($11,500 Bridge Loan), Gotthard Bank (Nassau Branch), acting for the account of certain of its clients and their respective registered assigns ($281,000 Bridge Loan), JHI Development Capital Limited ($155,000 Bridge Loan), and BancBoston Ventures, Inc. ($83,000 Bridge Loan).

     In connection with the Bridge Loan Agreement, the Company executed a promissory note in favor of each Bridge Lender, pursuant to which the Company agreed to pay the principal amount borrowed from such Bridge Lender, plus simple interest at twelve percent (12%) per annum thereon, on August 22, 1996. The Company agreed to an interest rate of 12% on the Bridge Loans given the fact that the Bridge Loans are unsecured and subordinate to the Company's senior indebtedness. At the time the Bridge Loan Agreement was entered into, the interest rate on the Company's senior secured indebtedness was 10.5% per annum. On August 22, 1996, the Company entered into an amendment extending the maturity date of the Bridge Loans to October 22, 1996, and on October 9, 1996, the Company entered into a further amendment extending the maturity date of the Bridge Loans to December 22, 1996. The Company used the proceeds of the Bridge Loans for working capital.

     The Company used a portion of the proceeds from its initial public offering (the "IPO") of Class A Common Stock, which was completed in November 1996, to repay all amounts due to the Bridge Lenders under the Bridge Loan Agreement. As of December 31, 1996, the Company satisfied all of its repayment obligations under the Bridge Loan Agreement.

INTERFID

     Amos Kaminski, a member of the Board, is a director and the controlling stockholder of Interfid. Interfid renders investment advisory services to Premier Resources, Ltd., ("Premier"), a Bahamanian corporation. Premier serves as an investment advisor to each of Privest I N.V. and Privest II N.V. and may be deemed the beneficial owner of the Company's stock owned of record by such entities. See "Principal Stockholders" and note 3 to the table contained therein. Interfid has rendered investment advice to Premier in connection with the investments by Privest I N.V. and Privest II N.V. in the Company.

HART AGREEMENT

     Effective May 1, 1996, James D. Hart, former Vice President, Finance and Administration, and Chief Financial Officer of the Company, entered into an agreement with the Company pursuant to which he became a full-time employee of the Company, on an at will basis, and Vice President, Finance and Administration, Treasurer and Chief Financial Officer. Pursuant to such agreement, Mr. Hart, among other things, received a $65,000 loan from the Company. Such loan bears interest at the rate of 6.66% per annum, is payable quarterly, and provides for payment of interest only until June 30, 1999. The principal balance of such loan is payable in equal quarterly installments from July 1, 1999 until June 30, 2006, at which time, such loan is due and payable in full. In August 1997, Mr. Hart resigned as an officer of the Company. Pursuant to a letter agreement dated August 26, 1997, Bitstream agreed to extend the repayment terms for the principal balance of the loan such that the principal balance of the Loan is payable in the following three installments: (a) $21,667.00 on the date of execution of the letter agreement, (b) $21,667.00 on or before August 31, 1998, and (c) $21,666.00 on or before August 31, 1999. Interest on the outstanding principal balance of the Note continues to accrue at the rate of 6.66% per annum and is payable in arrears on the last day of each and every March, June, September and December until Mr. Hart's obligations are paid in full.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of April 17, 1998, with respect to the Common Stock of the Company owned or deemed beneficially owned as determined under the rules of the Securities and Exchange Commission, directly or indirectly, by each stockholder known to the Company to own beneficially more than 5% of the Company's Common Stock, by each director, by the executive officers named in the Summary Compensation Table included elsewhere herein, and by all directors and executive officers of the

Company and its subsidiaries as a group. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock of the Company if he or she has or shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership at any time within 60 days of April 17, 1998. As used herein "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.

                                                                   PERCENT OF
                                                                     COMMON
                    NAME AND ADDRESS(2)               NUMBER(1)     STOCK(1)
                    -------------------               ---------    ----------
PRINCIPAL STOCKHOLDERS
Heartland Advisors Inc. ............................    695,300        9.1%
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202

Privest I N.V.(3)...................................    668,417        8.8%
  c/o Caribbean Management Company
  14, John B, Gorsiraweg
  Curacao, Netherland Antilles

Privest II N.V.(3)..................................    665,244        8.7%
  c/o Caribbean Management Company
  14, John B, Gorsiraweg
  Curacao, Netherland Antilles

JHI Development Capital Limited(4)..................    646,616        8.5%
  St. James House
  New St. James Place
  St. Helier, Jersey JE4 8WH
  Channel Islands

BancBoston Ventures, Inc.(5)........................    382,608        5.0%
  100 Federal Street
  Boston, Massachusetts 02110

DIRECTORS AND EXECUTIVE OFFICERS

Charles Ying........................................     35,292          *
C. Raymond Boelig(6)................................    213,296        2.8%
John S. Collins(7)..................................    160,829        2.1%

George B. Beitzel(8)................................    145,596        1.9%
  29 King Street
  Chippaqua, New York 10514

Amos Kaminski(9)....................................    182,950        2.4%
  c/o Interfid Ltd.
  150 E. 58th Street, 27th Floor
  New York, New York 10155-2798

David G. Lubrano(10)................................    154,042        2.0%
  94 Otis Street
  Hingham, Massachusetts 02043

Susan Robertson(11).................................    190,100        2.5%
John L. Seguin(12)..................................    118,889        1.6%
Paul Trevithick(13).................................    250,844        3.2%

All directors and executive officers as a
  group (9 persons)(6)(7)(8)(9)(10)(11)(12)(13).....  1,451,818       19.0%

---------------
  *  Less than one percent

 (1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock shown as beneficially owned by them, subject to community property laws where applicable. The information presented with respect to the Principal Stockholders is based on reports of beneficial ownership on Schedules 13D and 13G delivered to the Company pursuant to the Exchange Act and such other information as may have been provided to the Company by any such Principal Stockholder. In accordance with the rules of the Securities and Exchange Commission, Class A Common Stock, subject to stock options or warrants which are currently exercisable or which become exercisable within 60 days after April 17, 1998, are deemed outstanding for computing the share ownership and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

 (2) Unless otherwise indicated, the address of the officer listed is: c/o Bitstream Inc., 215 First Street, Cambridge, MA 02142.

 (3) Includes 14,443 shares and 14,443 shares issuable to Privest I N.V. and Privest II N.V., respectively, upon the exercise of warrants. Premier may be regarded as the beneficial owner of these shares because it serves as an investment advisor to each of Privest I N.V. and Privest II N.V. and has at times in the past been delegated, and may from time to time in the future be delegated, the authority to vote or direct the vote or to dispose or direct the disposition of these shares. Premier, a corporation established under the laws of the Commonwealth of the Bahamas, has a principal place of business at IBM House-East Bay Street, Nassau, Bahamas and is a wholly owned subsidiary of Gesfid International Ltd., a corporation established under the laws of the Commonwealth of the Bahamas, which is a wholly owned subsidiary of Gesfid, S.A., a fiduciary corporation established under the laws of Switzerland, which has a principal place of business at Via Adamini, 10a, Lugano, Switzerland. Gesfid, S.A. is indirectly controlled by Mr. Antonio Saladino, a citizen of Switzerland, who has a principal place of business at Via Adamini, 10a, Lugano, Switzerland. Mr. Saladino may be deemed to be the beneficial owner of the shares of the Company held by Privest I N.V. and Privest II N.V. to the extent that Premier is delegated the authority to vote or direct the vote or to dispose of such shares.

 (4) Includes 14,234 shares issuable to JHI Development Capital Limited upon the exercise of warrants. JHI Development Capital Limited is a wholly owned subsidiary of James Hardie (Holdings) Limited, a Jersey registered company, which has a principal place of business at St. James House, New St. James Place, St. Helier, Jersey JE4 8WH, Channel Islands. James Hardie (Holdings) Limited is indirectly owned by James Hardie Industries Limited, an Australian publicly held company, which has a principal place of business at 65 York Street, Sydney NSW 2000, Australia. James Hardie Industries Limited may be deemed the beneficial owner of the shares of the Company held by JHI Development Capital Limited.

 (5) Includes 7,776 shares issuable to BancBoston Ventures, Inc. upon the exercise of warrants. BancBoston Ventures, Inc. is an indirect subsidiary of Bank of Boston Corporation, a Massachusetts holding company, which may be deemed beneficial owner of any shares of the Company held by BancBoston Ventures, Inc.

 (6) Includes 89,773 shares and 132,500 shares issuable to Mr. Boelig upon the exercise of warrants and options, respectively.

 (7) Includes 39,830 shares and 120,000 shares issuable to Mr. Collins upon the exercise of warrants and options, respectively, and 10,888 shares held by Mr. and Mrs. Collins as joint tenants.

 (8) Includes 47,432 issuable to Mr. Beitzel upon the exercise of warrants. Also includes 30,002 shares and 524 shares issuable upon the exercise of warrants, all held of record by the Beitzel Family Trust. Since Mr. Beitzel and his family are the beneficiaries of the Beitzel Family Trust and Mr. Beitzel's wife and children share voting power therein, Mr. Beitzel may be deemed beneficial owner of such shares.

 (9) Includes 61,154 shares issuable to Mr. Kaminski upon the exercise of warrants. Also includes 20,000 shares and 1,110 shares issuable upon the exercise of warrants held of record by Interfid of which Mr. Kaminski is President and a director and, therefore, Mr. Kaminski may be deemed to a beneficial owner of such shares.

(10) Includes 60,687 shares issuable to Mr. Lubrano upon the exercise of warrants.

(11) Includes 188,334 shares issuable to Ms. Robertson upon the exercise of options.

(12) Includes 108,889 shares issuable to Mr. Seguin upon the exercise of options.

(13) Includes 98,334 shares issuable to Mr. Trevithick upon the exercise of options.

                       PROPOSAL NO. II -- THE 1997 STOCK PLAN

     By unanimous written consent dated April 22, 1998, the Board, subject to stockholder approval, adopted an amendment to the 1997 Plan, under which the Company is authorized to grant incentive stock options, nonqualified stock options and warrants to purchase up to 1,000,000 shares of Class A Common Stock, to increase the number of shares of Class A Common Stock reserved under such Plan by 500,000 shares.

     As of April 17, 1998, 949,750 options to purchase Class A Shares have been awarded out of the 1,000,000 available under the 1997 Stock Plan. Accordingly, the Board determined that it was in the best interests of the Company and its stockholders to adopt the amendment to the 1997 Plan to provide for the availability of additional stock option grants.

     The following summary of the 1997 Plan, is qualified in its entirety by the specific language of the 1997 Plan.

GENERAL

     The 1997 Plan provides for the grant of incentive stock options ("ISOs") (within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code")), non-qualified stock options ("NQSOs") and warrants to certain directors, officers and employees of the Company. The 1997 Plan further provides for the grant of NQSOs and warrants to directors and agents of, and consultants to, the Company, whether or not employees of the Company. The purpose of the 1997 Plan is to attract and retain employees, agents, consultants and directors. Options and warrants granted under the 1997 Plan may not be exercisable for terms in excess of 10 years from the date of grant. In addition, no options or warrants may be granted under the 1997 Plan later than 10 years after the 1997 Plan's effective date. The exercise price of any NQSO or warrant is fixed by the Board on the date it is granted and the exercise price of an ISO shall be not less than the fair market value of the Class A Common Stock on the date it is granted. The shares subject to and available under the 1997 Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock not reserved for any other purpose. Any shares subject to an option or warrant that terminates, expires or lapses for any reason, and any shares purchased pursuant to an option or warrant and subsequently repurchased by the Company pursuant to the terms of the option, shall again be available for grant under the 1997 Plan.

     If an option holder's employment with the Company ceases, for any reason other than death or disability, all options held by him on the date his employment ceases will terminate on the earlier of the option's expiration or, in the case of an ISO, 90 days after the date his employment ceases, and in the case of an NQSO, as determined by the Board.

     If an option holder dies or is disabled, his option may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who acquires the option by will or by the laws of descent and distribution, at any time prior to the earlier of the option's expiration and, in the case of an ISO, 90 days after the occurrence of his death or 180 days after the date of his disability, or in the case of a NQSO, as determined by the Board. On the earlier of such dates, the option terminates.

     No option is assignable or transferable by the option holder except by will or by laws of descent and distribution, and during the lifetime of the option holder the option may be exercisable only by him or her.

     The number and price of shares of Class A Common Stock covered by each option, the total number of shares that may be sold under the 1997 Plan, and the maximum number of shares that may be sold, issued or transferred to an employee, will be proportionately adjusted to reflect any stock dividend or stock split of the Class A Common Stock or any recapitalization of the Company. Unless otherwise determined by the Board, upon consummation of a consolidation or merger of the Company into another entity, or a sale of all or substantially all of the assets of the Company, all outstanding options and warrants will become fully vested and immediately exercisable. In the event of a distribution or liquidation of the Company, each outstanding option or warrant shall terminate.

     The Board may at any time terminate the 1997 Plan or make such modification or amendment thereof as it deems advisable; provided, however, (i) the Board may not, without the approval of the stockholders, increase the maximum number of shares for which options or warrants may be granted or change the designation of the class of persons eligible to receive options or warrants under the 1997 Plan, and (ii) any such modification or amendment of the 1997 Plan shall be approved by a majority of the stockholders of the Company to the extent that such stockholder approval is necessary to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Exchange Act, applicable state law, or applicable National Association of Securities Dealers or exchange listing requirements. Termination or any modification or amendment of the 1997 Plan shall not, without an option holders consent, affect his or her rights under any option or warrant theretofore granted to such option holder.

     The specific benefits or amounts which have been or which will be received by directors, officers and employees under the 1997 Plan, to the extent determinable on April 17, 1998, are as follows:

                               1997 PLAN BENEFITS

NAME AND POSITION                                            DOLLAR VALUE($)(1)    NUMBER OF SHARES
-----------------                                            ------------------    ----------------
Charles Ying...............................................        562,500             300,000
C. Raymond Boelig..........................................         84,375              45,000
John Collins...............................................         56,250              30,000
Susan Robertson............................................        478,125             255,000
John L. Seguin.............................................         56,250              30,000
Paul Trevithick............................................        309,375             165,000
Executive Group............................................      1,659,375             885,000
Non-Executive Director Group...............................        252,000             252,000
Non-Executive Officer Employee Group.......................        680,625             363,000

---------------
(1) Dollar value of options equals fair market value of the shares underlying the options at December 31, 1997 ($1.875 per share) times the number of options outstanding.

     The 1997 Plan is administered by the Board which will determine, in its discretion, among other things, the recipients of grants, whether a grant will consist of ISOs, NQSOs or warrants or a combination thereof, and the number of shares of Class A Common Stock to be subject to such options or warrants. In accordance with the discretion granted to the Board under the terms of the 1997 Plan, the Board may delegate its power, duties and responsibilities under the 1997 Plan to the Compensation Committee. See "Board Committees."

LIMITATIONS

     The 1997 Plan contains certain limitations applicable only to ISOs granted thereunder. To the extent that the aggregate fair market value, as of the date of grant, of the shares to which ISOs become exercisable for the first time by an option holder during the calendar year exceeds $100,000, the ISO will be treated as a NQSO. In addition, if an option holder owns more than 10% of the total combined voting power of all classes of the Company's stock or any subsidiary of the Company at the time the individual is granted an ISO, the exercise price per share cannot be less than 110% of the fair market value per share of Class A Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

     Options granted under the 1997 Plan may be either ISOs or NQSOs. ISOs are those that are intended to be treated as "incentive stock options" within the meaning of Section 422 of the Code. Under the Code as currently in effect, and under Treasury Regulations specifying that an option does not have a readily ascertainable fair market value unless it meets certain conditions not met here, the grant of either an ISO or a NQSO under the 1997 Plan is not taxed at the time of grant.

     When a NQSO or warrant is exercised, the excess of the fair market value of the shares received over the exercise price is taxable as ordinary income to the option holder. Special rules may apply to exercises by officers and directors.

     The holder of an ISO generally will not be taxed when the option is exercised and, provided the Class A Common Stock received upon exercise is not disposed of within one year of receipt of the shares upon exercise or two years of the date on which the option or warrant is granted, the gain on the subsequent disposition will receive long-term capital gains treatment.

     For a NQSO, or warrant, the Company generally will be entitled to a deduction at the same time and in the same amount that the option holder or warrant recognizes ordinary income, to the extent that such income is considered reasonable compensation under the Code. For an ISO, the Company will not be entitled to a deduction upon the exercise of the option. However, if an ISO holder disposes of the stock within the holding periods described above, he may recognize ordinary income and the Company generally would be entitled to a deduction in an equivalent amount.

                THE BOARD RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

           PROPOSAL NO. 3 -- RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed Arthur Andersen LLP as auditors of the Company for the fiscal year ending December 31, 1998 and has further directed that management submit the selection of auditors for ratification by the stockholders. Arthur Andersen LLP were the Company's auditors for the fiscal year ended December 31, 1997.

     Representatives of Arthur Andersen LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE CHOICE OF ARTHUR ANDERSEN LLP AS THE COMPANY'S AUDITORS.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and stockholders who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission and NASDAQ reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company.

     Based solely on a review of the copies of such forms received by it, and on written representations from certain reporting persons, the Company believes that with respect to the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its directors, officers and ten-percent shareholders were complied with, except for the following:

          (a) John L. Seguin, Vice President and General Manger of the Company's Type and Technology division, failed to report on his Form 4, Statement of Changes in Beneficial Ownership for February 1997, an option exercise which occurred on February 14, 1997. Mr. Seguin reported this transaction late on his February 1997 Form 4 when this ommission was brought to his attention.

          (b) Geoffrey Greve, Vice President, Product Development, failed to report on his Form 4, Statement of Changes in Beneficial Ownership for February 1997, an option exercise which occurred on February 14, 1997. Mr. Greve reported this transaction on his Form 5, Annual Statement of Changes in Beneficial Ownership, for the fiscal year ended December 31, 1997 when the omission was brought to his attention.

     The Company is not aware of any other late filings pursuant to Section 16(a) of the Exchange Act.

                         PROPOSALS OF SECURITY HOLDERS

     Proposals of security holders intended to be presented at the next Annual Meeting of Stockholders of the Company to be held during 1999 must be received by the Company before January 8, 1999 for inclusion in the Company's proxy and proxy statement relating to said meeting. The Company has received no proposals from stockholders for consideration at the Annual Meeting of Stockholders to be held on June 9, 1998.

                                 OTHER MATTERS

     The management of the Company knows of no business other than that referred to in the foregoing Notice of Annual Meeting of Stockholders and Proxy Statement which may come before the Meeting. Should any other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters.

     The Company's Annual Report, which includes the Company's audited financial statements for the fiscal year ended December 31, 1997, is being mailed concurrently herewith to all of the Company's stockholders of record.

                              FORM 10-K AVAILABLE

     THE ANNUAL REPORT OF THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, WHICH INCLUDES CONSOLIDATED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FOR THE COMPANY AND ITS SUBSIDIARIES, IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE VICE PRESIDENT AND GENERAL COUNSEL OF THE COMPANY AT 215 FIRST STREET, CAMBRIDGE, MASSACHUSETTS 02142.

                                          By Order of the Board of Directors

                                          /s/ ANNA M. CHAGNON

                                          ANNA M. CHAGNON
                                          Secretary

                                 BITSTREAM INC.
                215 First Street, Cambridge, Massachusetts 02142

                  ANNUAL MEETING OF STOCKHOLDERS - JUNE 9, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
       The undersigned hereby appoints Charles Ying, Wendy Darland and Anna
R Chagnon, or any of them, proxies of the undersigned with full power of substitution, to vote all the shares of Class A Common Stock, $0.01
O par value ("Class A Common Stock") of Bitstream Inc. (the "Company") held of record by the undersigned on April 17, 1997, at the Company's
X      Annual Meeting of Stockholders to be held June 9, 1998 and at any adjournment thereof.
Y

                                   -----------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                   -----------

                                   DETACH HERE

    Please mark
[X] votes as in
    this example.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED "FOR" ITEMS (1), (2) AND (3), AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

    1. Election of Directors

    Nominees: George B. Beitzel, Amos Kaminski,
              David G. Lubrano and Charles Ying

                      FOR               WITHHELD
                      [ ]                  [ ]

                                          MARK HERE
                                          FOR ADDRESS [ ]
                                          CHANGE AND
                                          NOTE BELOW

[ ] ---------------------------------------------
     For all nominees except as noted above

                                                    FOR    AGAINST    ABSTAIN
    2.  Amendment to 1997 Stock Plan.               [ ]      [ ]        [ ]
         To approve and ratify an amendment to the Company's
         1997 Stock Plan to increase the number of shares of Class A Common Stock reserved under such plan by 500,000.

                                                    FOR    AGAINST    ABSTAIN
    3. Ratification of Auditors.                    [ ]      [ ]        [ ]
         To ratify the action of the Board of Directors in appointing Arthur Andersen LLP as auditors for the Company for the fiscal year ending December 31, 1998.

    4. In their discretion, the proxies are authorized to vote upon such matters as may properly come before the meeting or any postponement or adjournment thereof.

    The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all the said attorneys, agents, proxies, their substitutes or any of them may lawfully do by virtue hereof.

    Please date, sign and return this proxy card in the enclosed envelope. No postage required if mailed in the United States.

    Please date this Proxy and sign your name exactly as it appears hereon. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by authorized persons.

Signature  ___________  Date _________   Signature ___________  Date _________





                                      -23-